                                                                    EXHIBIT 3(i)

     THE SECURITIES REPRESENTED BY THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT. THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT AND THIS WARRANT CANNOT BE EXERCISED UNLESS REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                            HYDROGIENE CORPORATION
                            ----------------------

                         COMMON STOCK PURCHASE WARRANT

Warrant No. 003                            Warrant to Purchase   25,000
                                                                ----------
                                           Shares of Common Stock
Issue Date: 22 APRIL 1999                  Expires: 22 APRIL 2002


                        Not Transferable or Exercisable
                    Except Upon Conditions Herein Specified

THIS CERTIFIES that for value received SEASCAPE MANAGEMENT CO. LLC hereafter
                                       ---------------------------
referred to as (the "Holder"), is entitled to subscribe for and purchase from The Hydrogiene Corporation, a Florida Corporation, hereinafter referred to as (the "Corporation/M/), 25,000 shares of Common Stock, (the "Common Stock"), of
                       ------
the Corporation (such shares to be subject to adjustment in accordance with Section 3 hereof hereinafter sometimes called (the "Warrant Shares") at an exercise price of 80 cents per share)) (the "Exercise Price") at any time or from time to time during the Exercise Period (as defined in Section 1 hereof).

                        Section 1. Exercise of Warrant.
                        ------------------------------

     (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole at any time or in part from time to time during the Exercise Period, but not as to fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation, 11717 Bernardo Plaza Court, Suite 220, San Diego, California 92128 (or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation), and by payment to the Corporation of the Exercise Price in cash or by certified or official bank check in United States Dollars for each share being purchased.

     (b) In the event of any exercise of the rights represented by this Warrant, (i) a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the person entitled to receive the same, shall be mailed to the holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the registered holder thereof, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid; (ii) unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The issuance of any shares of Common Stock pursuant to the terms of this Warrant shall at all times be subject to the requirements of the Act, as amended, and to the applicable foreign and state securities and blue sky laws then in effect.

     (c)  As used herein, the following terms shall have the following meanings:

     (i) "Closing Price" on any Trading Day shall mean the reported last sales price of a share of Common Stock, on such Trading Day, or in case no sale takes place on such Trading Day, the average of the last reported closing bid and asked prices, in each case on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, the highest closing sales price or, if no sale takes place on such Trading Day, the average of the closing bid and asked prices of a share of Common Stock in the over-the-counter market as shown on NASDAQ or, if the Common Stock is not then quoted in such system, as reported on the OTC Bulletin Board or as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Corporation.

     (ii) "Exercise Period" shall mean the period beginning on the date hereof and ending on the close of business on ((DATE)), subject to earlier termination in accordance with the following provisions.

     (iii) "Trading Day" shall mean any day on which the principal national securities exchange or over-the-counter market in which the Common Stock is traded is open for business and in which there is no restriction on trading in the Common Stock.

Section 2. Covenants as to Common Stock. The Corporation covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all actions as may be requisite to assure that the stated or par value, if any, of the Common Stock is at all times equal to or less than the then exercise price per share of Common Stock issuable upon exercise of this Warrant.

The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Corporation further covenants and agrees that if any shares of Common Stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or delivered upon exercise, then, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

        Section 3. Adjustment of Warrant Shares.

           (a) If at any time the Corporation shall (i) take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to the event giving rise to the adjustment multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding immediately prior to the event giving rise to the adjustment and the denominator of which is equal to the number of shares of Common Stock outstanding immediately after such event Upon any such adjustment of the Exercise Price, the holder hereof shall thereafter be entitled to purchase upon the exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. No adjustment in the Exercise Price shall be required to be made unless such adjustment would require an increase or decrease of at least $0.10 (cents), provided, however, that any adjustments which by reason of this section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

           (b) Anything contained herein to the contrary notwithstanding, in case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock), or any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), or the sale or disposition of all or substantially all of the properties and assets of the Corporation to another corporation, in which holders of Common Stock shall be entitled to receive cash, stock, securities or other property with respect to or exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, exchange, sale or other disposition, the Corporation or the successor or purchaser, as the case may be, shall make lawful and adequate provision so that this Warrant shall thereafter be exercisable for, and upon securities or other property which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, in exchange, sale or other disposition) upon exercise of this Warrant would have been entitled to receive upon or as a result of such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 3(b) shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, exchanges, sales or other dispositions.

      (c) Whenever the number of Warrant Shares shall be adjusted as provided in
Section 3(a) above, the Corporation shall forthwith file, at the office of the transfer agent for the Common Stock or at such other place as may be designated by the Corporation, a statement, signed by its chief financial officer, showing in reasonable detail the facts requiring such adjustment and the number of Warrant Shares that shall be in effect after such adjustment. Upon request by the holder of this Warrant, the Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to the holder of this Warrant at such holder's address appearing on the Corporation's records, and, if not so previously mailed, shall provide a copy of such statement to the holder hereof at the time of exercise.


Section 4. No Stockholder Rights. This Warrant shall not entitle the holder
           ---------------------
hereof to any voting or other rights as a stockholder of the Corporation.

Section 5. Transfer Restriction Legend. Each certificate representing shares
           ---------------------------
initially issued upon exercise of this Warrant (and subsequently issued if appropriate), unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by applicable securities laws or any securities exchange or NASDAQ at the time of such exercise) on the face thereof:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold, transferred, hypothecated or otherwise assigned except pursuant to a registration statement with respect to such securities which is effective under such act and under any applicable state securities laws unless, in the opinion of counsel reasonably satisfactory to the Company, an exemption from the registration requirements of such act and state securities laws is available.

Any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing such legend (except a new certificate issued upon completion of a public distribution of the securities represented thereby pursuant to a registration under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the registered holder thereof reasonably acceptable to the Company, the shares represented thereby need no longer be subject to the restrictions in this Section. The provisions of this
Section 5. shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of this Warrant.

     The Corporation will be able to issue the shares of Common Stock upon exercise of the Warrant underlying the Warrants Shares only if there is a then current Private Placement Memorandum or registration statement available for and distributed to the warrant holders relating to such Common Stock, and only if such Warrant and Common Stock is qualified for sale or exempt from registration and qualification under applicable federal securities laws and state securities laws of the jurisdiction in which various holders of the Warrants reside. The Corporation reserves the right in its sole discretion to determine not to apply for exemptions or to register such Common Stock in any jurisdiction where the time and expense do not justify such exemption filing or registration. The Warrants may be deprived of any value in the event the Corporation does not satisfy or the Corporation chooses not to satisfy any such requirements. Although it is the present intention of the Corporation to satisfy such requirements, there can be no assurance that the Corporation will be able to do so, provided, however, that the Corporation will not be permitted to accelerate the termination of the Exercise Period of these Warrants unless such acceleration is accomplished in full compliance with hereof Section 1(c) (ii).

     The holder of the Warrant agrees and acknowledges that the Warrant is being purchased for his own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part, and the holder further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the holder will not sell, hypothecate or otherwise transfer his Warrant except in accordance with the Act, as amended and applicable state securities laws or unless, in the opinion of counsel for the holder acceptable to the Corporation, an exemption from the registration under the Act and such laws is available.

     Section 6.  Transfer of Warrant.  Subject to Section 5 hereof, this
                 -------------------
Warrant and all rights hereunder are transferable in whole (or in part), at the office or agency of the Corporation referred to in Section 1 hereof by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until each transfer on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

     Section 7.  Elimination of Fractional Interests.  The Corporation shall not
                 -----------------------------------
be required to issue stock certificates representing fractions of shares of Common Stock, nor shall it be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

     Section 8.  Exchange of Warrant.  This Warrant is exchangeable, upon the
                 -------------------
surrender hereof by the holder hereof at the office or agency of the Corporation designated in Section I hereof, for a new Warrant of like tenor representing the right to subscribe for and purchase the number of Warrant Shares which may be subscribed for and purchased hereunder.

     Section 9.  Notices to Warrant Holders.  Nothing contained in this Warrant
                 --------------------------
shall be construed as conferring upon the holder hereof the right to vote or to consent to or receive notice as a shareholder in respect of any meetings of shareholders for the election of Directors or any other matter, or as having any rights whatsoever as a shareholder of the Corporation. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

     (a) The Corporation shall offer to all of the holders of its Common Stock any additional shares of stock of the Corporation or securities convertible into or exchangeable for shares of stock of the Corporation, or any option, right or warrant to subscribe therefor, or

     (b) A dissolution, liquidation or winding up of the Corporation (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety (whether by merger, consolidation or sale of assets) shall be proposed;

Then, in any one or more of the above said events, the Corporation shall give written notice of such events at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

Section 10.  Lost, Stolen, Mutilated, Destroyed Warrant.  Upon surrender by the
             ------------------------------------------
holder of this Warrant to the Corporation, the Corporation at its expense will issue in exchange therefor, and deliver to such holder, a new Warrant. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft, or destruction, upon delivery by such holder of an indemnity agreement or security satisfactory to the Corporation, and in case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation, upon reimbursement of all reasonable expenses incident thereto, will issue and deliver to such holder a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant delivered to such holder in accordance with this Section 10 shall bear the same securities legends as the Warrant which it replaced.

Section 11.  Governing Law.  This Warrant shall be governed by, and construed in
             -------------
accordance with, the laws of the State of Florida applicable to contracts made therein.

Section 12. Notices.  All notices, requests, consents and other communications
            -------
hereunder shall be in writing and shall be deemed to have been duly made when delivered, or sent by registered or certified mail, return receipt requested:


               (a) If to the registered holder of this Warrant, to the address of such holder as shown on the books of the Corporation; or
               (b) To the Corporation, at 1717 Bernardo Plaza Court, Suite 220, San Diego, California 92128.

Section 13. Successors. All the covenants, agreements, representations and
            ----------
warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

Section 14. Headings. The Article and Section headings in this Warrant are
            --------
inserted for purposes of convenience only and shall have no substantive effect.

     IN WITNESS THEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers as of the date first above written.



                          The Hydrogiene Corporation
                             A Florida Corporation

By: Charles W. Kallmann  Its: President
    /s/ Charles Kallmann

                              FORM OF ASSIGNMENT

                [To be signed only upon transfer of a Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________ all of the rights represented by the within Warrant to purchase
________________ shares of the Common Stock of The Hydrogiene Corporation to which the within Warrant relates, and appoints Attorney to transfer such rights on the books of The Hydrogiene Corporation with full power of substitution in the premises.

Dated:                                  /s/ [ILLEGIBLE]
                                        (Signature)


                                        (Address)


Signed in the presence of.